AMENDED AND RESTATED

                           SERIES 1999-VFN SUPPLEMENT

                            Dated as of April 6, 2000

                                      to

                         AMENDED AND RESTATED INDENTURE

                            Dated as of April 6, 2000


                          WORLD OMNI MASTER OWNER TRUST

                                    as Issuer

                                       and

                         HARRIS TRUST AND SAVINGS BANK,

                              as Indenture Trustee


                  --------------------------------------------

                          WORLD OMNI MASTER OWNER TRUST
                              SERIES 1999-VFN NOTES

                  --------------------------------------------




                                        TABLE OF CONTENTS
                                        -----------------
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Section                                                                                      Page
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ARTICLE I              CREATION OF THE SERIES 1999-VFN NOTES; VARIABLE
                       FUNDING MECHANICS

         SECTION 1.1.  Designation..............................................................1
         SECTION 1.2.  Incremental Fundings.....................................................1
         SECTION 1.3.  Optional Early Pay Out...................................................2

ARTICLE II            DEFINITIONS

         SECTION 2.1.  Definitions..............................................................2

ARTICLE III            SERVICING FEE

         SECTION 3.1.  Servicing Compensation..................................................14

ARTICLE IV             RIGHTS OF SERIES 1999-VFN HOLDERS AND
                       ALLOCATION AND APPLICATION OF
                       COLLECTIONS

         SECTION 4.1.  Daily Allocations; Payments to Certificateholders.......................14
         SECTION 4.2.  Monthly Interest and Variable Funding Increased
                       Cost Amounts............................................................16
         SECTION 4.3.  Establishment of Series 1999-VFN Accounts...............................17
         SECTION 4.4.  Deficiency Amount.......................................................18
         SECTION 4.5.  Applications of Investor Non-Principal
                       Collections, Investment Proceeds and Available
                       Investor Principal Collections..........................................19
         SECTION 4.6.  Distributions to Series 1999-VFN Holders................................20
         SECTION 4.7.  Application of Reserve Fund and Available
                       Subordinated Amount.....................................................21
         SECTION 4.8.  Investor Charge-Offs....................................................22
         SECTION 4.9.  Excess Funding Account..................................................22
         SECTION 4.10. Excess Principal Collections............................................22

ARTICLE V              DISTRIBUTIONS AND REPORTS TO SERIES 1999-VFN
                       HOLDERS

         SECTION 5.1.  Distributions...........................................................23
         SECTION 5.2.  Reports to Series 1999-VFN Holders......................................23

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Section                                                                                      Page
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
ARTICLE VI             EARLY AMORTIZATION EVENTS

         SECTION 6.1.  Additional Early Amortization Events....................................24

ARTICLE VII            OPTIONAL REDEMPTION

         SECTION 7.1.  Optional Redemption.....................................................25

ARTICLE VIII           FINAL DISTRIBUTIONS

         SECTION 8.1.  Acquisition of Notes pursuant to Section 10.1 of the Indenture; Distributions Pursuant to Section
                       7.1 of this Series Supplement or Section 8.4 of the
                       Indenture...............................................................26
         SECTION 8.2.  Disposition of Principal Receivables Pursuant to
                       Section 5.4 of the Indenture; Payment Allocations
                       for Event of Default Collections........................................26

ARTICLE IX             MISCELLANEOUS PROVISIONS

         SECTION 9.1.  No Registration of the Notes under the Securities
                            Act of 1933........................................................28
         SECTION 9.2.  Ratification of Agreement...............................................28
         SECTION 9.3.  Counterparts............................................................28
         SECTION 9.4.  GOVERNING LAW...........................................................28
         SECTION 9.5.  Change in Indenture Trustee.............................................28
         SECTION 9.6.  Effect of Amendment and Restatement.....................................28
         SECTION 9.7.  Acknowledgment and Consent..............................................29
         SECTION 9.8   Addition of Participations..............................................29

                                            EXHIBITS

Exhibit A         Form of Series 1999-VFN Note
Exhibit B         Form of Monthly Payment Date Statement
Exhibit C         Series 1999-VFN Accounts
Exhibit D         Form of Reset Date Statement

          THIS SERIES 1999-VFN SUPPLEMENT, was originally made as of November 22, 1999 (the "Original Series Supplement"), and is amended and restated effective as of April 6, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, this "Series Supplement"), between World Omni Master Owner Trust (the "Issuer") and Harris Trust and Savings Bank, an Illinois banking corporation, as indenture trustee (the "Indenture Trustee").

         Pursuant to Section 2.1 of the Indenture, dated as of November 22, 1999 (as amended and supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement.

         Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer.

ARTICLE I         CREATION OF THE SERIES 1999-VFN NOTES; VARIABLE
                  FUNDING MECHANICS

         SECTION 1.1. Designation. (a) The Original Series Supplement created a Series of Notes which were issued pursuant to the Indenture and this Series Supplement and known as the "Series 1999-VFN Asset Backed Notes." The Series 1999-VFN Asset Backed Notes are a Series of variable funding notes, meaning that their Funded Amount may be increased from time to time during the Revolving Period as Incremental Fundings are made under the Note Purchase Agreement and may be decreased from time to time, as Available Investor Principal Collections or certain other funds are distributed to the Series 1999-VFN Holders for that purpose. The Funded Amount of the Series 1999-VFN Notes may not at any time exceed the Maximum Funded Amount.

         (b) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

         SECTION 1.2. Incremental Fundings. Incremental Fundings may occur on any Funding Change Date in accordance with the Note Purchase Agreement. Upon any Incremental Funding, the Funded Amount, the Series Allocation Percentage and the Floating Allocation Percentage shall be reset to the extent provided herein or in the Indenture.

         SECTION 1.3. Optional Early Pay Out. (a) On any Funding Change Date falling in the Revolving Period, Issuer may cause the Notes to be prepaid in full or in part, on not less than three Business Days prior written notice by the Servicer to the Indenture Trustee and the Agent, with funds on deposit in the Excess Funding Account in accordance with Section 4.6(b)(ii).

         (b) In addition, on any Business Day, Issuer may cause the Notes to be prepaid in full or in part, on not less than three Business Days prior written notice by the Servicer to the Indenture Trustee and the Series 1999-VFN Note Holders, with the proceeds from issuance of a new Series issued substantially contemporaneously with such prepayment or from Collections on the Receivables.

         (c) Servicer shall not give notice of any prepayment pursuant to
Section 1.3(a) unless the Issuer has funds sufficient to make such prepayment on the day notice is given and shall not give notice of any prepayment pursuant to
Section 1.3(b) unless the Issuer has obtained binding commitments which may be subject to customary conditions from one or more persons to purchase the new series in such amounts as will yield the net proceeds necessary to make the prepayment.

ARTICLE II                 DEFINITIONS

         SECTION 2.1. Definitions. (a) Whenever used in this Series Supplement the following words and phrases have the following meanings.

         "Additional Early Amortization Event" is defined in Section 6.1.

         "Additional Subordinated Amount" means, as to any Incremental Funding, an amount equal to the increase in the Required Subordinated Amount resulting from such Incremental Funding.

         "Advance Date" means the Initial Funding Date and any Funding Change Date on which an Incremental Funding occurs.

         "Agent" is defined in the Note Purchase Agreement.

         "Amortization Period" means, unless an Early Amortization Event shall have occurred prior thereto, the period commencing on the day immediately following the last day of the Revolving Period, and ending upon the first to occur of (a) the commencement of an Early Amortization Period, (b) the payment in full to Series 1999-VFN Note Holders of the outstanding Funded Amount and (c) the Final Maturity Date; provided that if the Commitment Termination Date under the Note Purchase Agreement is extended by some, but not all, of the Alternate Investors (as defined therein), then an Amortization Period shall begin and continue until the aggregate Variable Funding Note Interests (as defined in the Note Purchase Agreement) of the non-renewing Alternate Investors and all accrued interest allocable thereto and all other amounts owing to such Alternate Investors under the Note Purchase Agreement shall have been paid to such Alternate Investors in full, after which time the Revolving Period shall resume unless it has otherwise terminated.

         "Amortization Period Length" means the number of Payment Dates, which shall not be less than one nor more than three, which Servicer in good faith estimates will be required to amortize the Funded Amount during an Amortization Period, taking into account the payment rate on Receivables and other relevant factors.

         "Available Certificateholder Collections" means, with respect to any date, the sum of (a) the Available Certificateholder Non-Principal Collections for such date and (b) the Available Certificateholder Principal Collections for such date.

         "Available Certificateholder Non-Principal Collections" means, with respect to any date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess Certificateholder Percentage for such date and (b) the Series Allocable Non-Principal Collections for such date; provided, however, that the Available Certificateholder Non-Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

         "Available Certificateholder Principal Collections" means, with respect to any date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess
Certificateholder Percentage for such date and (b) Series Allocable Principal Collections for such date; provided, however, that the Available
Certificateholder Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

         "Available Draw Funds" means, for any Payment Date, the net amount of funds retained in the Collection Account pursuant to Section 4.1(a)(iii) during the related Collection Period.

         "Available Investor Principal Collections" means, with respect to any Deposit Date falling in the Amortization Period or an Early Amortization Period, the sum of (a) Investor Principal Collections for such Deposit Date, (b) Series 1999-VFN Excess Principal Collections allocated to cover any Series 1999-VFN Principal Shortfall for such Deposit Date and (c) on the Final Maturity Date, any funds in the Reserve Fund after giving effect to Section 4.7.

         "Available Subordinated Amount," on the Series Issuance Date, means the Required Subordinated Amount, and, on any subsequent day of determination means an amount equal to the lesser of:

                  (x) the Required Subordinated Amount for that day; and

                  (y) the Available Subordinated Amount for the most recent Reset Date, minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date to the extent provided in
         Section 4.7, plus (B) the amount of funds for any Payment Date occurring after the most recent Reset Date treated as Available Certificateholder Principal Collections pursuant to Section 4.5(a)(vii), minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination, plus (E) the Subordinated Percentage of the decrease in the Series 1999-VFN Excess Funding Amount since the most recent Reset Date, minus (F) the Subordinated Percentage of the increase in the Series 1999-VFN Excess Funding Amount since the most recent Reset Date, plus (G) the Additional Subordinated Amounts relating to any Incremental Fundings since the most recent Reset Date;

provided, that the Certificateholders may, in their sole discretion, from time to time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (a) 1% of the Maximum Funded Amount and (b) 1.1% of the Invested Amount on the date of the increase.

         "Certificateholder Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during the Revolving Period, and (b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Amortization Period or an Early Amortization Period.

         "Closing Date" means November 22, 1999.

         "Collections" means both Principal Collections and Non-Principal Collections.

         "Commitment Termination Date" is defined in the Note Purchase
Agreement.

         "Controlled Amortization Amount" means the quotient obtained by dividing the Funded Amount on the Commitment Termination Date (after giving effect to any changes therein on such date less the portion of the Series 1999-VFN Excess Funding

Amount deposited into the Principal Funding Account) by the Amortization Period Length.

         "Controlled Deposit Amount" means, for any Deposit Date during the Amortization Period, the excess, if any of (1) the sum (which shall not exceed the remaining Funded Amount) of (a) the Controlled Amortization Amount for the Payment Date related to the Collection Period during which the Deposit Date occurs and (b) any Deficit Controlled Amortization Amount for the Payment Date related to the Collection Period during which the Deposit Date occurs over (2) the amount on deposit in the Principal Funding Account before giving effect to any withdrawals from or deposits to such account on such Deposit Date less the portion of the Series 1999-VFN Excess Funding Amount deposited into the Principal Funding Account; provided, however, if Available Investor Principal Collections for that Deposit Date would otherwise be deposited into the Excess Funding Account so that the Pool Balance would not be less than the Required Pool Balance, the Controlled Deposit Amount for that Deposit Date shall be increased by an amount equal to the Available Investor Principal Collections that would have been so deposited into the Excess Funding Account but not by more than the remaining Funded Amount.

         "Deficiency Amount" is defined in Section 4.4.

         "Deficit Controlled Amortization Amount" means: (a) for any Payment Date during the Revolving Period or the Early Amortization Period and the first and second Payment Dates during the Amortization Period, zero; and (b) for any other Payment Date during the Amortization Period, the excess, if any, of the Controlled Deposit Amount for the prior Payment Date over the amount of principal actually distributed with respect to the Notes on that prior Payment Date.

         "Early Amortization Event" means any Early Amortization Event specified in Section 5.17 of the Indenture, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

         "Early Amortization Period" means an Early Amortization Period with respect to Series 1999-VFN.

         "Excess Certificateholder Percentage" means, with respect to any day, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of the most recent Reset Date and (y) the

Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated or (b) 100% minus, when used with respect to Principal Collections during the Amortization Period and any Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of the most recent Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated.

         "Excess Principal Collections" means, as the context may require, either: (a) Principal Collections designated to be treated as "Excess Principal Collections" pursuant to Section 4.1(c), 4.1(d), 4.5(b) or 4.10, which shall be made available to other Series as provided in Section 4.4 of the Trust Sale and Servicing Agreement; or (b) Excess Principal Collections from other Series that are made available to Series 1999-VFN as provided in Section 4.4 of the Trust Sale and Servicing Agreement.

         "Excess Reserve Fund Required Amount" means, for any Payment Date with respect to an Early Amortization Period, an amount equal to the greater of (a) 5.0% of the outstanding principal amount of the Notes at the close of business on the last day of the Revolving Period and (b) the excess of (i) the Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment
Date) over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the most recent Reset Date over (y) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date); provided that the Excess Reserve Fund Required Amount shall not exceed the Available Subordinated Amount.

         "Expected Final Payment Date" means the 4th Payment Date falling after the end of the Revolving Period.

         "Final Maturity Date" means the 28th Payment Date falling after the end of the Revolving Period.

         "Floating Allocation Percentage" means, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of (a) the Pool Balance as of such Reset Date and (b) the Series Allocation Percentage for the day in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, prior to the first Reset Date, the Floating Allocation Percentage means the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series Allocation Percentage with respect to the Series Cut-Off Date.

         "Fully Funded Date" means, with respect to the Series 1999-VFN Notes, the date on which the amount on deposit with the Indenture Trustee for the benefit of the Series 1999-VFN Notes equals the outstanding principal balance of and accrued interest on the Series 1999-VFN Notes and all other amounts due to the Series 1999- VFN Noteholders and the Series 1999-VFN Holders have no further obligations to make any additional Incremental Fundings.

         "Funded Amount" means, on any Business Day, an amount equal to (a) the Initial Funded Amount plus the aggregate amount of all Incremental Funded Amounts for all Incremental Fundings occurring on or prior to that Business Day, minus (b) the sum of (i) the aggregate amount of principal payments received by the Series 1999-VFN Holders prior to such date for principal reduction on such VFNs and (ii) the aggregate amount, if any, of unreversed Series 1999-VFN Investor Charge-Offs; provided that the Funded Amount will in no event be less than zero or greater than the excess of the Maximum Funded Amount over the aggregate amount, if any, of unreversed Investor Charge-Offs.

         "Funding Change Date" means any Payment Date and any Wednesday that is a Business Day (or, if a Wednesday is not a Business Day, then the following Business Day shall be a "Funding Change Date"); provided that during any calendar week in which a Payment Date falls there will be no other Funding Change Date.

         "Incremental Funded Amount" means the amount of the increase in the Funded Amount occurring as a result of any Incremental Funding, which amount shall equal the aggregate amount of the purchase prices paid with respect to such Incremental Funding pursuant to the Note Purchase Agreement.

         "Incremental Funding" means any increase in the Funded Amount made after the Initial Funding Date pursuant to the Note Purchase Agreement.

         "Incremental Subordinated Amount" means, for any day, the product of
(i) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the greater of (a) the Pool Balance and (b) the sum of the amounts calculated as the numerator above for all outstanding series, in each case, on the most recent Reset Date and (ii) the Trust Incremental Subordinated Amount as of such day.

         "Initial Funded Amount" means $600,000,000.

         "Initial Funding Date" means November 22, 1999.

         "Initial Invested Amount" means, on any date of determination (for purposes of any reference in the Indenture to the "Initial Invested Amount" or the "initial invested amount" of a Series), (a) during the Revolving Period, the Funded Amount as of such date or (b) during an Amortization Period or an Early Amortization Period, the Funded Amount as of the last day of the Revolving Period.

         "Interest Period" means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Initial Funding
Date) to but excluding such Payment Date.

         "Invested Amount" means, on any date of determination following the Closing Date, the Funded Amount reduced (but not below zero) by the sum of (i) any amounts on deposit in the Principal Funding Account and (ii) the Series 1999-VFN Excess Funding Amount.

         "Investment Proceeds" means, for any Payment Date, an amount equal to the amount of investment earnings credited to the Collection Account on the related Determination Date with respect to (a) funds held in the Reserve Fund,
(b) funds held in the Principal Funding Account, (c) the Series Allocation Percentage of funds held in the Collection Account and (d) funds held in the Excess Funding Account with respect to the Series 1999-VFN Excess Funding Amount, if any, in each case net of losses and investment expenses.

         "Investor Charge-Off" is defined in Section 4.8.

         "Investor Charge-Off Reversal Amount" is defined in Section 4.5(a)(vi).

         "Investor Defaulted Amount" means, with respect to any Payment Date, an amount equal to the excess, if any of:

                  (a) the product of (i) the Series Allocable Defaulted Amount for the related Collection Period and (ii) the Weighted Average Floating Allocation Percentage for the related Collection Period; over

                  (b) the Incremental Subordinated Amount for that Payment Date.

         "Investor Non-Principal Collections" means, with respect to any Deposit Date, an amount equal to the Series Allocable Non-Principal Collections (including any Series Allocable Miscellaneous Payments that are treated as Investor

Non-Principal Collections pursuant to Section 4.1(e)) retained in the Collection Account pursuant to Section 4.1(b) on such Deposit Date.

         "Investor Principal Collections" means, with respect to any Deposit Date falling (i) during the Revolving Period, the sum of (a) the Floating Allocation Percentage of Series Allocable Principal Collections plus any Series 1999-VFN Allocable Miscellaneous Payments that are treated as Investor Principal Collections pursuant to Section 4.1(e) and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Investor Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Available Certificateholder Collections allocated to cover the Investor Default Amount or the Monthly Dilution Amount or reverse Investor Charge-Offs pursuant to Section 4.5(a)(v) and Section 4.5(a)(vi) and (ii) in the Amortization Period or the Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Series Allocable Principal Collections plus any Series Allocable Miscellaneous Payments that are treated as Investor Principal Collections pursuant to Section 4.1(e) and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Investor Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Available Certificateholder Collections allocated to cover the Investor Defaulted Amount or the Monthly Dilution Amount or reverse Investor Charge-Offs pursuant to Section 4.5(a)(v) and Section 4.5(a)(vi).

         "Maximum Funded Amount" is defined in the Note Purchase Agreement.

         "Monthly Dilution Amount" means an amount equal to the Weighted Average Series Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9 of the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

         "Monthly Interest" is defined in the Note Purchase Agreement.


         "Monthly Servicing Fee" is defined in Section 3.1.

         "Note Purchase Agreement" means the Variable Funding Note Purchase Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Investors named therein, as amended, supplemented or otherwise modified from time to time.

         "Note Rate" means, for any Interest Period, the weighted average of the Funding Rates (as defined in the Note Purchase Agreement) in effect during that Interest Period, weighted on the basis of the principal amount of the related Funding

Tranche (as defined in the Note Purchase Agreement) and the number of days in such Interest Period that such Funding Tranche was outstanding.

         "Noteholders Monthly Servicing Fee" is defined in Section 3.1(a).

         "Notes" means the Series 1999-VFN Asset Backed Notes issued pursuant to this Series Supplement.

         "Pay Down Date" means any Funding Change Date on which a principal payment is made on the Notes.

         "Principal Allocation Percentage" means with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of the last Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated.

         "Principal Funding Account" is defined in Section 4.3(a).

         "Principal Target" means, for a Deposit Date (a) relating to the Revolving Period, zero; (b) relating to the Amortization Period, the Controlled Deposit Amount for that Deposit Date; and (c) relating to the Early Amortization Period, the Funded Amount (after giving effect to any reduction therein on that Deposit Date less any amounts on deposit in the Principal Funding Account).

         "Projected Required Amount" means: (a) for the first Payment Date after the date hereof, $3,637,334.00; (b) for the second Payment Date after the date hereof, $325,000.00; (c) for the third Payment Date after the date hereof, the sum of the amount specified in clause (b) and the actual Required Amount for the second Payment Date after the date hereof, divided by two; (d) for the fourth Payment Date after the date hereof, the sum of the amount specified in clause
(b) and the actual Required Amounts for the second and third Payment Dates after the date hereof, divided by three; and (e) for each following Payment Date, the sum of the actual Required Amounts for the three most recent Payment Dates, divided by three; provided that, in each case, the Servicer shall, at the reasonable request of the Agent, and may, at the Servicer's election, increase the Projected Required Amount for any Payment Date to reflect any expected increase in the actual Required Amount for such Payment Date.

         "Rated Variable Funding Increased Cost Amounts" is defined in Section 4.2(b).

         "Redemption Price" means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (i) the Funded Amount on such Payment Date, (ii) accrued and unpaid Monthly Interest and (iii) any accrued and unpaid Variable Funding Increased Cost Amounts through such Payment Date.

         "Required Amount" is defined in Section 4.4(a).

         "Required Draw Amount" is defined in Section 4.4.

         "Required Participation Percentage" means, for Series 1999-VFN, 100%.

         "Required Subordinated Amount" means, as of any date of determination, the sum of (i) the product of (A) the Subordinated Percentage and (B) the Invested Amount as of the opening of business on such date and (ii) the Incremental Subordinated Amount.

         "Reserve Fund" is defined in Section 4.3(a).

         "Reserve Fund Deposit Amount" means, with respect to any Payment Date, the amount, if any, by which (i) the Reserve Fund Required Amount (or, during the Early Amortization Period, the Excess Reserve Fund Required Amount) for such Payment Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Payment Date.

         "Reserve Fund Initial Deposit" means $3,000,000.

         "Reserve Fund Required Amount" means, for any Reset Date or Payment Date, 0.50% of the Funded Amount (after giving effect to any change therein on such Reset Date or Payment Date).

          "Revolving Period" means the period beginning on the Closing Date and ending on the earlier of (a) with respect to the Amortization Period, the close of business on the last day of the month in which the Commitment Termination Date occurs, and (b) the close of business on the day an Early Amortization Period commences.

         "Series Cut-Off Date" means October 31, 1999.

         "Series 1999-VFN Excess Funding Amount" means, for any day, the product of (a) the amount on deposit in the Excess Funding Account on such day and (b) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the sum of the numerators for each Series then being allocated a portion of the funds on deposit in the Excess Funding Account; provided, however, that the Series 1999-VFN Excess Funding Amount shall be zero and the Series 1999-VFN Notes shall not be allocated a portion of the funds on deposit in the Excess Funding Account, on any date after the Business Day immediately following the last day of the Revolving Period.

         "Series 1999-VFN Excess Principal Collections" means, with respect to any Deposit Date, an amount equal to the Series 1999-VFN Principal Shortfall for such Deposit Date; provided, however, that, if the aggregate amount of Excess Principal Collections for such Deposit Date is less than the aggregate amount of Principal Shortfalls for such Deposit Date, then Series 1999-VFN Excess Principal Collections for such Deposit Date shall equal the product of (x) Excess Principal Collections for all Series for such Deposit Date and (y) a fraction, the numerator of which is the Series 1999-VFN Principal Shortfall for such Deposit Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Deposit Date.

         "Series 1999-VFN Principal Shortfall" means, with respect to each Deposit Date, an amount equal to the excess of (a) the Principal Target for such Deposit Date over (b) the amount deposited into the Principal Funding Account on such Deposit Date.

         "Series Issuance Date" means November 22, 1999.

         "Series 1999-VFN Accounts" is defined in Section 4.3(b).

         "Series 1999-VFN Holders" means the Holders of the Notes.

         "Servicing Fee Rate" means, unless otherwise waived, with respect to Series 1999-VFN, 1% per annum.

         "Special Payment Date" means each Payment Date with respect to the Amortization Period or an Early Amortization Period.

         "Subordination Factor" means 7.5%.

         "Subordinated Percentage" means the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which is the excess of 100% over the Subordination Factor.

         "Target Draw Retention Amount" is defined in Section 4.1(a)(iii).

         "Total Target Retention Amount" means, for any Payment Date, an amount equal to 150% of the Projected Required Amount for that Payment Date.

         "Trust Sale and Servicing Agreement" means the Trust Sale and Servicing Agreement dated as of November 22, 1999 as amended and supplemented or otherwise modified and in effect from time to time among the Servicer, the Transferor and the Trust.

         "Unrated Variable Funding Increased Cost Amounts" is defined in Section 4.2.

         "Variable Funding Increased Cost Amount" is defined in the Note Purchase Agreement.

         "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentages for each day during that Collection Period, divided by (b) the number of days in that Collection Period.

         "Weighted Average Invested Amount" means, for any Collection Period, an amount equal to the result of the (a) the sum of the Invested Amounts for each day during that Collection Period divided by (b) the number of days in that Collection Period.

         (b) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the term "Rating Agency" means, whenever used in this Series Supplement or the Indenture with respect to Series 1999-VFN, Standard & Poor's and Moody's. As used in this Series Supplement and in the Indenture with respect to Series 1999-VFN, "highest investment category" means (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, and (ii) in the case of Moody's, Aaa and P-1, as applicable. Any reference in the Basic Documents to a "Rating Agency Condition," or to any requirement that any Rating Agency confirm that a given action will not result in a downgrade or withdrawal of the rating of the Notes or any other similar term shall, as applied to the Notes, refer to confirmations from the Rating Agencies that such action will not cause a downgrade or withdrawal of their respective ratings of the Commercial Paper (as defined in the Note Purchase Agreement).

         (c) Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Appendix A to the Trust Sale and Servicing Agreement or the Note Purchase Agreement, as applicable. In addition, references to the "Series Allocable Defaulted Amount," "Series Allocable Excess Funding Amount," "Series Allocable Miscellaneous Payments," "Series Allocable Non-Principal Collections,"

"Series Allocable Principal Collections" and "Series Allocation Percentage" refer to the "Series Allocable Defaulted Amount," "Series Allocable Excess Funding Amount," "Series Allocable Miscellaneous Payments," "Series Allocable Non-Principal Collections," "Series Allocable Principal Collections" and "Series Allocation Percentage" as defined in such Appendix A and as applied to Series 1999- VFN.

         (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation". The definitions in this Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE III                SERVICING FEE

         SECTION 3.1. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Payment Date following the Final Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one- twelfth (1/12) of the product of (a) the Servicing Fee Rate and
(b) the Series Allocation Percentage of the Pool Balance as of the last day of the second Collection Period preceding such Payment Date (or with respect to the first Payment Date, as of the Closing Date). The share of the Monthly Servicing Fee allocable to the Series 1999-VFN Holders with respect to any Payment Date (the "Noteholders' Monthly Servicing Fee") shall be equal to one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Payment Date; provided, however, that with respect to the first Payment Date, the Noteholders' Monthly Servicing Fee shall be equal to $500,000. The remainder of the Monthly Servicing Fee shall be paid by the Certificateholder and in no event shall the Trust, the Owner Trustee, the Indenture Trustee or the Series 1999-VFN Holders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders; and the remainder of the Servicing Fee shall be paid by the Certificateholders and the Noteholders of other Series and the Series 1999-VFN Holders shall in no event be liable for the share of the Servicing Fee to be paid by the Certificateholders or the Noteholders of other Series. The Noteholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

ARTICLE IV                 RIGHTS OF SERIES 1999-VFN HOLDERS AND
                           ALLOCATION AND APPLICATION OF

                           COLLECTIONS

         SECTION 4.1. Daily Allocations; Payments to Certificateholders. On each Deposit Date, Non-Principal Collections, Principal Collections and Miscellaneous Payments will be allocated to Series 1999-VFN based on the Series Allocation Percentage and shall be further allocated and distributed as set forth in this
Section 4.1.

         (a) Certificateholder Collections. The Servicer shall instruct the Indenture Trustee in writing to withdraw the following amounts from the Collection Account and apply such amounts as follows on such Deposit Date:

                  (i) an amount equal to the Excess Certificateholder Percentage then in effect of Series Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders;

                  (ii) an amount equal to the Excess Certificateholder Percentage then in effect of Series Allocable Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit
         Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance;

                  (iii) an amount equal to the Available Certificateholder Collections for such Deposit Date shall be retained in the Collection Account, provided that during the Revolving Period and the Amortization Period, the amount so retained shall not exceed the excess, if any, of the Total Target Retention Amount for the Payment Date related to that Collection Period over the aggregate amount of Non-Principal Collections retained in the Collection Account pursuant to Section 4.1(b) during that Collection Period (such excess, at any time, being the "Target Draw Retention Amount"); if on any day during any Collection Period the aggregate amount retained in the Collection Account pursuant to this Section 4.1(a)(iii) during that Collection Period is greater than the Target Draw Retention Amount, then the excess may be withdrawn from the Collection Account and applied in accordance with Section 4.1(a)(iv); and

                  (iv) any remaining Available Certificateholder Collections for such Deposit Date not required to be retained in the Collection Account pursuant to Section 4.1(a)(iii) shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

         (b) Investor Non-Principal Collections. On each Deposit Date, the Servicer shall allocate to Series 1999-VFN and retain in the Collection Account an amount equal to the Floating Allocation Percentage then in effect of Series Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date plus any Series Allocable Miscellaneous Payments that are treated as Investor Non- Principal Collections pursuant to Section 4.1(e).

         (c) Investor Principal Collections--Revolving Period. On each Deposit Date falling in the Revolving Period, the Servicer shall allocate to Series 1999-VFN and treat as Excess Principal Collections an amount equal to Investor Principal Collections on such Deposit Date.

         (d) Investor Principal Collections--Other Periods. On each Deposit Date falling in the Amortization Period or the Early Amortization Period, the Servicer shall allocate and deposit an amount equal to Available Investor Principal Collections as follows:

                  (i) first, an amount up to the Principal Target for such Deposit Date shall be deposited by the Servicer or the Indenture Trustee into the Principal Funding Account; and

                  (ii) second, after giving effect to the transaction referred to in clause (i) above, an amount equal to the balance, if any, of such Available Investor Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.10 hereof.

         (e) Miscellaneous Payments. On each Deposit Date, the Servicer shall treat any Series Allocable Miscellaneous Payments as Investor Principal Collections and apply them as provided in Section 4.1(c) or 4.1(d), as appropriate; provided, however, that any Series Allocable Miscellaneous Payments consisting of Adjustment Payments that were paid after their due date as per
Section 3.9(a) of the Trust Sale and Servicing Agreement, if the amount of such overdue Adjustment Payments has been included in the Monthly Dilution Amount for any prior Monthly Period, shall be treated as Investor Non-Principal Collections and applied as provided in
Section 4.1(b).

         SECTION 4.2. Monthly Interest and Variable Funding Increased Cost Amounts. (a) Pursuant to the Note Purchase Agreement, the Funded Amount may from time to time be divided into one or more Funding Tranches (as defined therein) which will accrue interest on different bases. For Funding Tranches that accrue interest by reference to a commercial paper rate or the London interbank offered rate, a specified Fixed Period will be designated in the Note Purchase Agreement during which that Funding Tranche may accrue interest at a fixed rate.

         (b) In addition to Monthly Interest, the Agent, for the account of the Conduit Investor (as defined in the Note Purchase Agreement) shall be entitled to receive certain other amounts referred to in the Note Purchase Agreement as Variable Funding Increased Cost Amounts. Variable Funding Increased Cost Amounts payable on any Payment Date shall, so long as they equal less than 0.50% of the Weighted Average Invested Amount over the related Interest Period, constitute "Rated Variable Funding Increased Cost Amounts." Any Variable Funding Increased Cost Amounts payable on any Payment Date in excess of the foregoing limitation shall constitute "Unrated Variable Funding Increased Cost Amounts."

         SECTION 4.3. Establishment of Series 1999-VFN Accounts. (a) The Servicer, for the benefit of the Series 1999-VFN Holders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust the following accounts, each of which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1999-VFN Holders:

                  (i) an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the World Omni Master Owner Trust, Series 1999-VFN; and

                  (ii) an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for World Omni Master Owner Trust, Series 1999-VFN."

         (b) At the written direction of the Servicer, funds on deposit in each of the Reserve Fund and the Principal Funding Account (collectively, the "Series 1999-VFN Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Payment Date, (or on or before 10:00 a.m. on such following Payment

Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses (g) and (i) of the definition thereof). All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 1999-VFN Holders. On each Payment Date, Investment Proceeds on amounts in Series 1999-VFN Accounts received prior to such Payment Date shall be credited to the Collection Account and applied as set forth in Section 4.5(a) of this Series Supplement. Funds deposited in the Series 1999-VFN Accounts on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity of the failure of the Servicer to provide timely written investment direction.

         (c)(i) The Indenture Trustee shall possess all right, title and interest in, to and under all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 1999-VFN Accounts and in all proceeds thereof. The Series 1999-VFN Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 1999-VFN Holders. If, at any time, any of the Series 1999-VFN Accounts ceases to be an Eligible Deposit Account, the Servicer (or the Indenture Trustee on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty
(30) calendar days, as to which each Rating Agency may consent) establish a new Series 1999-VFN Account meeting the conditions specified in paragraph (a) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 1999-VFN Account. Neither the Issuer, the Servicer nor any person or entity claiming by, through or under the Issuer, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 1999-VFN Account, except as expressly provided herein. Exhibit C hereto identifies each Series 1999-VFN Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 1999-VFN Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended Exhibit C, setting forth the relevant information for such substitute Series 1999-VFN Account. The Series 1999-VFN Accounts shall be the property of the Trust for federal income tax purposes and the Trust shall report the investment earnings on each such fund in its federal income tax return.

         (ii) Pursuant to the authority granted to the Servicer in Section 8.2 of the Indenture and Section 4.2 of the Trust Sale and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee in writing, to make withdrawals and payments or to instruct the Indenture Trustee to make withdrawals and payments from the Series 1999-VFN Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

         SECTION 4.4. Deficiency Amount. With respect to each Payment Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

                  (a) the sum of (i) Monthly Interest for such Payment Date;
         (ii) any Rated Variable Funding Increased Costs Amounts for such Payment Date; (iii) the Noteholders' Monthly Servicing Fee for such Payment Date, unless waived; and (iv) the sum of the Investor Defaulted Amount and the Monthly Dilution Amount for such Payment Date (such sum being the "Required Amount" for that Payment Date), exceeds

                  (b) the sum of (i) the Investor Non-Principal Collections for such Payment Date plus any Investment Proceeds, if any, with respect to such Payment Date; and (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.7(a) to cover any portion of the amount, if any, by which the amount of clause (a) exceeds the amount of clause (b)(i).

         The "Required Draw Amount" shall be the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount on the related Determination Date.

         SECTION 4.5. Applications of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall instruct the Indenture Trustee in writing to make the following distributions:

                  (a) On each Payment Date, an amount equal to the sum of (1) the Investor Non-Principal Collections and (2) any Investment Proceeds with respect to such Payment Date will be distributed, to the extent funds are available therefor, from the Collection Account in the following priority:

                           (i) first, an amount equal to Monthly Interest for such Payment Date shall be distributed to Series 1999-VFN Holders;

                           (ii) second, an amount equal to any Rated Variable
                  Funding Increased Cost Amounts for such Payment Date shall be distributed to the Series 1999-VFN Holders;

                           (iii) third, an amount equal to the Noteholders'
                  Monthly Servicing Fee for such Payment Date shall be distributed to the

                  Servicer (unless World Omni is Servicer and such amount has been netted against deposits to the Collection Account or waived);

                           (iv) fourth, an amount equal to the Reserve Fund
                  Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;

                           (v) fifth, an amount equal to the sum of the Investor
                  Defaulted Amount and the Monthly Dilution Amount for such Payment Date shall be treated as a portion of Investor Principal Collections for such Payment Date; and

                           (vi) sixth, an amount equal to the aggregate amount
                  of Investor Charge-Offs which have not been previously reversed as provided in this Section 4.5(a)(vi) shall be treated as a portion of Investor Principal Collections with respect to such Payment Date and shall increase the Invested Amount and the Funded Amount (the "Investor Charge-Off Reversal Amount");

                           (vii) seventh, an amount equal to the amount of
                  reductions of the Available Subordinated Amount on account of Investor Defaulted Amounts and Monthly Dilution Amounts that have not previously been reinstated shall be treated as a portion of Available Certificateholder Principal Collections for such day and shall increase the Available Subordinated Amount;

                           (viii) eighth, an amount equal to any unpaid Unrated
                  Variable Funding Increased Cost Amount shall be distributed to the Agent, for the account of the Investors to whom it is owed (pro rata in accordance with the amounts owed to each);

                           (ix) ninth, an amount equal to the aggregate
                  outstanding amounts of the Noteholders' Monthly Servicing Fee which have been previously waived pursuant to Section 3.1 shall be distributed to the Servicer; and

                           (x) tenth, the balance, if any, shall be distributed
                  to the Certificateholders.

                  (b) On each Payment Date during the Revolving Period, any remaining Available Investor Principal Collections shall be treated as Excess Principal Collections and made available to other Series as provided in

         Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.10 hereof.

         SECTION 4.6. Distributions to Series 1999-VFN Holders. Payments to the Series 1999-VFN Holders will be made from the Collection Account, the Reserve Fund or the Principal Funding Account, as applicable.

                  (a) On each Payment Date, the Servicer shall cause the Indenture Trustee to distribute the amounts on deposit in the Collection Account and the Reserve Fund that are payable to the Series 1999-VFN Holders with respect to accrued interest and Variable Funding Increased Cost Amounts to the Series 1999-VFN Holders in accordance with Section 4.5(a).

                  (b) The Servicer shall instruct the Indenture Trustee in writing to apply the funds on deposit in the Principal Funding Account and the Collection Account and shall instruct the Indenture Trustee in writing to make, without duplication, the following distributions at the following times:

                           (i) on the Expected Final Payment Date and each
                  Special Payment Date, all amounts on deposit in the Principal Funding Account and amounts on deposit in the Collection Account as are payable to the Series 1999-VFN Holders with respect to principal pursuant to Section 4.5(a)(v) and (vi) shall be distributed to Series 1999-VFN Holders up to a maximum amount on any such day equal to the Funded Amount; and

                           (ii) On each Funding Change Date, the Servicer shall
                  instruct the Indenture Trustee in writing to apply available funds on deposit in the Excess Funding Account, to the extent that after such application the Pool Balance would not be less than the Required Pool Balance, to make any prepayment of principal as to which the Servicer has given notice pursuant to Section 1.3(a) or (b) .

         SECTION 4.7. Application of Reserve Fund and Available Subordinated Amount. (a) On the Closing Date, the Trust shall deposit $3,000,000 in the Reserve Fund. On the date of each Incremental Funding, the Trust shall make a deposit to the Reserve Fund to the extent necessary so that the amount on deposit in the Reserve Fund will not be less than the Reserve Fund Required Amount, after giving effect to the Incremental Funding. If the sum of Investor Non-Principal Collections and Investment Proceeds on any Payment Date pursuant to Section 4.5(a) is not sufficient to make all distributions required on such Payment Date by Sections 4.5(a)(i), (ii), (iii) and (v), the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Sections 4.5(a)(i),(ii), (iii) and (v) (and no such funds shall be applied pursuant to Section 4.5(a)(iv)).

         (b) If there is a Required Draw Amount for any Payment Date, the Servicer shall, subject to the following paragraph, apply or instruct the Indenture Trustee in writing to apply the Available Draw Funds for that Payment Date, but only up to the Available Subordinated Amount, to make up the shortfall in the distributions required by Sections 4.5(a)(i), (ii), (iii) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.7(a). The amount of the Available Draw Funds applied in accordance with the preceding sentence shall reduce the Available Subordinated Amount. If the Required Draw Amount exceeds Available Draw Funds for such Payment Date, the Available Subordinated Amount shall be further reduced (but not below zero) by the amount of such excess, but not by more than the sum of the Investor Defaulted Amount and the Monthly Dilution Amount.

         (c) If, on any Payment Date after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Section 4.5(a) and Section 4.7, (i) or on any Reset Date, the amount in the Reserve Fund is greater than the Reserve Fund Required Amount for such Reset Date or Payment Date, then the Servicer shall (x) with respect to any Payment Date only, if any unpaid Variable Funding Increased Cost Amount exists on such Payment Date, apply the excess to pay such amount and (y) with respect to any Reset Date or Payment Date, pay such excess (after giving effect to any payment required to be made in clause (x) on a Payment Date), to the Certificateholders or (ii) if the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Indenture Trustee shall deposit any remaining Available Draw Funds for such Payment Date (after giving effect to Section 4.7(b)) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Final Maturity Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Fund shall (x) if any unpaid Variable Funding Increased Cost Amount exist on such date, pay such amount and (y) thereafter, be paid to the Certificateholders.

         (d) Any Available Draw Funds remaining after the applications thereof pursuant to Sections 4.7(b) and (c) shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date),
Section 4.7(c) hereof shall not apply and such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

         SECTION 4.8. Investor Charge-Offs. If, on any Payment Date on which the Available Subordinated Amount on the related Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Funded Amount (and consequently the Invested Amount) will be reduced (an "Investor Charge-Off") by the Deficiency Amount, but not by more than the sum of (x) the Investor Defaulted Amount plus (y) the Monthly Dilution Amount, to the extent not covered by applications made pursuant to Sections 4.5 and 4.7 for such Payment Date. Investor Charge-Offs shall thereafter be reversed and the Invested Amount and the Funded Amount increased (but not by an amount in excess of the aggregate unreversed Investor Charge-Offs) by the Investor Charge-Off Reversal Amount.

         SECTION 4.9. Excess Funding Account. On the Business Day immediately following the last day of the Revolving Period, an amount equal to the Series 1999- VFN Excess Funding Amount as of the last day of the Revolving Period will be withdrawn from the Excess Funding Account and deposited in the Principal Funding Account on such date and distributed in accordance with Section 4.6(b). Thereafter, the Series 1999-VFN Holders will not be entitled to any funds on deposit in the Excess Funding Account.

         SECTION 4.10. Excess Principal Collections. The Servicer will allocate Series 1999-VFN Excess Principal Collections and treat as Available Investor Principal Collections an amount equal to the Series 1999-VFN Principal Shortfall, to the extent available. In the event there is no Series 1999-VFN Principal Shortfall, Series 1999-VFN Excess Principal Collections will be allocated and distributed in accordance with Section 4.4 of the Trust Sale and Servicing Agreement.

ARTICLE V         DISTRIBUTIONS AND REPORTS TO SERIES 1999-VFN

                  HOLDERS

         SECTION 5.1. Distributions. (a) Pursuant to the Monthly Payment Date Statement, on each Payment Date, the Indenture Trustee shall distribute to each Series 1999-VFN Holder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate fractional undivided interests represented by the Notes held by such Noteholder) of the amounts on deposit in the Series 1999-VFN Accounts as is payable to the Series 1999-VFN Holders on such Payment Date pursuant to Section 4.5 and 4.6.

         (b) Distributions to Series 1999-VFN Holders hereunder shall be made by wire transfer of immediately available funds to such account as each Series 1999-VFN Holder shall from time to time designate in a notice to the Servicer.

         SECTION 5.2. Reports to Series 1999-VFN Holders. (a) On or prior to each Payment Date (including each date that corresponds to the Expected Final Payment Date or Special Payment Date), the Servicer will provide to the Indenture Trustee statements substantially in the forms of Exhibit B (with a copy to each Rating Agency), and on each Payment Date (including each date that corresponds to the Expected Final Payment Date or Special Payment Date) the Indenture Trustee shall forward to each Series 1999-VFN Holder the report substantially in the form of Exhibit B prepared by the Servicer, setting forth certain information relating to the Trust and the Notes.

         (b) A copy of each report provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Indenture Trustee.

         (c) On or before April 30 of each calendar year, beginning with calendar year 2000, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 1999-VFN Holder, a report prepared by the Servicer containing the information which is required to be contained in the statement to Series 1999-VFN Holders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1999-VFN Holder. The Servicer shall prepare and the Indenture Trustee shall furnish to each person that was a Noteholder during the preceding calendar year in the time and manner required by the Internal Revenue Code, such information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code, including Forms 1099 and such other customary information as is necessary to enable the Series 1999-VFN Holders to prepare their tax returns. The obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

ARTICLE VI                 EARLY AMORTIZATION EVENTS

         SECTION 6.1. Additional Early Amortization Events. (a) Except as provided in Section 6.1(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 1999-VFN Holders, be deemed to be an Early Amortization Event solely with respect to Series 1999-VFN:

                  (i) on any Determination Date, the average of the Monthly Payment Rates for the three (3) preceding Collection Periods is less than 30%;

                  (ii) on any Determination Date, the Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on such Payment Date;

                  (iii) any Servicing Default with respect to Series 1999-VFN occurs;

                  (iv) the Funded Amount is not repaid by the Expected Final Payment Date;

                  (v) not more than ninety (90) days before the Commitment Termination Date, as it may be extended from time to time, Agent gives notice of the refusal of Alternate Investors, as such term is defined in the Note Purchase Agreement, to extend their commitments thereunder;

                  (vi) failure on the part of the Transferor, the Servicer or World Omni, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring ten Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Monthly Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five Business Days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

                  (vii) any representation or warranty made by World Omni in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Series 1999-VFN Holders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement;

                  (viii) the occurrence of an Event of Default with respect to the Notes and the declaration that the Notes are due and payable pursuant to Section 5.2 of the Indenture; or

                  (ix) on the first day of the Amortization Period, the amount on deposit in the Reserve Fund does not equal the Reserve Fund Required Amount.

         (b) In the case of any event described in Section 6.1(a)(vi), (vii) or
(viii) above, an Early Amortization Event with respect to Series 1999-VFN will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 1999-VFN Holders holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Notes, by written notice to the Certificateholders and the Servicer (and the Indenture Trustee, if such notice is given by Series 1999-VFN Holders) declare that an Early Amortization Event has occurred as of the date of such notice.

ARTICLE VII                OPTIONAL REDEMPTION

         SECTION 7.1. Optional Redemption. (a) On any Payment Date occurring after the date on which the Funded Amount is reduced to 10% of the highest Funded Amount at any time outstanding, or less, the Servicer shall have the option, subject to the condition set forth in paragraph (c), to redeem the Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

         (b) The Servicer shall give the Indenture Trustee at least ten (10) days' prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon (New York City time), on such Payment Date, the Servicer shall deposit an amount equal to the sum of
(i) the Series 1999- VFN Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. Such amount deposited in the Collection Account shall be distributed as set forth in Section 8.1.

         (c) If at the time the Servicer exercises its purchase option hereunder, the Servicer's long-term unsecured debt has a rating lower than the lowest investment grade rating of any Rating Agency, or the Servicer's long-term debt is not rated, the Servicer shall deliver to the Indenture Trustee on such Payment Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain Officer's Certificates of Authorized Officers of the Servicer to the effect that the Series 1999-VFN Holders' Interest purchased by the Servicer constitutes fair value for the consideration paid therefor and as to the solvency of the Servicer, the purchase of the Series 1999-VFN Holders' Interest should not be considered a fraudulent conveyance under applicable law.

ARTICLE VIII               FINAL DISTRIBUTIONS

         SECTION 8.1. Acquisition of Notes pursuant to Section 10.1 of the Indenture; Distributions Pursuant to Section 7.1 of this Series Supplement or
Section 8.4 of the Indenture. (a) The amount to be paid by the Issuer to the Principal Funding Account with respect to Series 1999-VFN in connection with a purchase of the Notes pursuant to Section 10.1 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

         (b) With respect to the amount deposited into the Collection Account pursuant to Section 7.1 of this Series Supplement, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) deposit such amount into the Principal Funding Account.

         (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account pursuant to Section 7.1 or 8.1 and all other amounts on deposit therein shall be distributed in full to the Series 1999-VFN Holders on the date deposited (in a maximum amount not exceeding the Redemption Price) and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to Series 1999-VFN.

         SECTION 8.2. Disposition of Principal Receivables Pursuant to Section
5.4 of the Indenture; Payment Allocations for Event of Default Collections. (a) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Notes is greater than zero on the Final Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Final Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Notes on such Final Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Funded Amount and the Available Subordinated Amount on the preceding Determination Date after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date and (b) the Series Allocation Percentage for Series 1999-VFN (for the Collection Period in which such

Final Maturity Date occurs) of Principal Receivables on such Final Maturity Date. The amount of Principal Receivables sold shall first reduce the Funded Amount (but not to below zero) and then any remaining amounts shall reduce the Available Subordinated Amount (but not to below zero). The net proceeds of such sale and any Collections on the Principal Receivables will be paid pro rata to the Series 1999-VFN Holders on the Final Maturity Date as the final payment of the Notes, and the Series 1999-VFN Holders shall not receive any additional payments with respect to the Notes.

         (b) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Notes has occurred and the Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Notes then outstanding on such date; provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Funded Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date), and (b) the Series Allocation Percentage for Series 1999-VFN of Principal Receivables on such date. The net proceeds of such sale will be paid pro rata to the Series 1999-VFN Holders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Notes and the Series 1999-VFN Holders shall not receive any additional payments with respect to the Notes.

         (c) For purposes of Section 5.4(b) of the Indenture, funds payable under "SECOND" of such section will be allocated between Principal Collections and Non- Principal Collections in the same proportion as the outstanding principal balance has to the sum of accrued and unpaid interest, fees and Variable Funding Increased Cost Amounts, respectively

ARTICLE IX                 MISCELLANEOUS PROVISIONS

         SECTION 9.1. No Registration of the Notes under the Securities Act of 1933. The Notes have not been registered and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as such terms are defined under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

         SECTION 9.2. Ratification of Agreement. As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 9.3. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.4. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY JURISDICTION'S CONFLICT OF LAWS PROVISIONS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 9.5. Change in Indenture Trustee. Neither the Servicer nor Certificateholder shall appoint a new Indenture Trustee located in any jurisdiction which does not have in effect the standard UCC provisions relating to perfection of interests in instruments without delivering an Opinion of Counsel to Moody's to the effect that such new Indenture Trustee will have a perfected and first priority interest in any instruments evidencing the Receivables.

         SECTION 9.6. Effect of Amendment and Restatement. It is the intent of the parties hereto that this Series Supplement, as amended and restated as of April 6, 2000, shall as of such date, replace in its entirety the Original Series Supplement; provided, that, with respect to the period of time from November 22, 1999 through April 5, 2000, the rights and obligations of the parties shall be governed by the Original Series Supplement.

         SECTION 9.7. Acknowledgment and Consent. Each of the parties hereto acknowledges that this Series Supplement, the Indenture, the Trust Sale and Servicing Agreement and the Trust Agreement are being amended, restated or supplemented, and by its execution of this Series Supplement, each party hereto consents to such amendment, restatement or supplement.

         SECTION 9.8. Addition of Participations. Prior to transferring the first Receivables resulting from a Participation Agreement to the Trust and prior to transferring any other Receivables resulting from a Participation Agreement to the

Trust for which the related Participation Agreement differs materially from the form of any Participation Agreement previously approved by the Agent, the Agent shall have approved the form of Participation Agreement for such Receivable.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amended and Restated Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                           WORLD OMNI MASTER OWNER TRUST

                           By:     CHASE MANHATTAN BANK
                                   DELAWARE
                                   not in its individual capacity, but solely as Owner Trustee for the World Omni Master
                                   Owner Trust

                           By:
                              --------------------------------------------------

                           Name:
                           Title:

                           HARRIS TRUST AND SAVINGS BANK,
                             not in its individual capacity but solely as Indenture Trustee


                           By:
                              --------------------------------------------------
                           Name: Megan F. Carmody
                           Title: Assistant Vice President




Acknowledged and Agreed to by

WORLD OMNI FINANCIAL CORP.,
   as Servicer

By:
   -----------------------------------------
Name:
Title:

                                                                       EXHIBIT A

                              FORM OF FACE OF NOTE



         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW. EACH HOLDER OF THIS NOTE AGREES THAT THIS NOTE WILL NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND (2) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000. AS SET FORTH IN (1) ABOVE, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR OTHER LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE OF THE TRANSFER RESTRICTIONS REFERRED TO ABOVE. THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF A CERTIFICATE SATISFACTORY TO WODFI LLC, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE THAT SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH BY THE SELLER AND PURCHASER HEREOF AND WITH THE CONSENT OF WODFI LLC (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD). IF SUCH INVESTOR IS ACQUIRING ANY OFFERED NOTES AS A FIDUCIARY OR AGENT FOR ONE OR MORE ACCOUNTS, SUCH INVESTOR REPRESENTS THAT IT HAS SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT HAS FULL POWER TO MAKE AND IS MAKING THE FOREGOING ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS WITH RESPECT TO EACH SUCH ACCOUNT AS SET FORTH HEREIN.

         EACH PURCHASER OF THIS NOTE REPRESENTS AND WARRANTS FOR THE BENEFIT OF WODFI LLC, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE THAT, UNLESS SUCH PURCHASER, AT ITS EXPENSE, DELIVERS TO THE INDENTURE TRUSTEE, THE SERVICER AND

WODFI LLC AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS NOTE BY SUCH PURCHASER WILL NOT SUBJECT THE INDENTURE TRUSTEE, WODFI LLC OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE SERVICING AGREEMENT, SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, OR (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. INCOME FROM THIS NOTE MAY BE TREATED AS "UNRELATED BUSINESS TAXABLE INCOME" TO EMPLOYEE BENEFIT PLANS AND ANY OTHER HOLDER THAT IS GENERALLY EXEMPT FROM FEDERAL INCOME TAX.

         NEITHER THIS NOTE, NOR ANY INTEREST THEREIN, MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE CONVEYED TO ANY PERSON THAT IS NOT A "U.S. PERSON". THE TERM "U.S. PERSON" MEANS (I) A CITIZEN OR RESIDENT OF THE UNITED STATES,
(II) A DOMESTIC PARTNERSHIP, (III) A DOMESTIC CORPORATION, (IV) ANY ESTATE OR TRUST THE INCOME OF WHICH, FROM SOURCES OUTSIDE THE UNITED STATES, IS NOT EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES AND IS NOT INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, OR (V) ANY OTHER PERSON DESIGNATED AS SUCH PURSUANT TO THE CODE.

No. R-1
Registered                                  Maximum Funded Amount   $600,000,000


                          WORLD OMNI MASTER OWNER TRUST
                                SERIES 1999-VFN,
                               ASSET BACKED NOTES


         Evidencing an indebtedness of the World Omni Master Owner Trust, the corpus of which consists of wholesale dealer floor plan receivables (collectively, the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing agreements (collectively, the "Accounts") of World Omni Financial Corp., a Florida corporation (the "Servicer"). This Note (defined below) does not represent any interest in, or recourse obligation of, World Omni

Dealer Funding LLC ("WODFI LLC"), a Delaware Limited Liability Company and wholly-owned subsidiary of the Servicer, the Servicer or any affiliate thereof.

         This Series 1999-VFN Asset Backed Note, (this "Series 1999-VFN Note" or this "Note") evidences the indebtedness of WORLD OMNI MASTER OWNER TRUST (the "Issuer") to Bayerische Landesbank, New York branch as agent (the "Agent" and together with any future assignee hereof, the "Series 1999-VFN Holder") for the investors under the Note Purchase Agreement dated as of November 22, 1999 among the Agent, the Issuer and various other parties thereto. This Note was created pursuant to an Indenture (the "Indenture"; such term to include any amendment or Supplement thereto) dated as of November 22, 1999, between the Issuer and Harris Trust and Savings Bank, the Indenture Trustee (the "Indenture Trustee"), and the Series 1999-VFN Supplement (the "Series 1999-VFN Supplement") thereto, dated as of November 22, 1999, among the Issuer, the Indenture Trustee and the Servicer. Capitalized terms used and not otherwise defined herein are used as defined in the Series 1999-VFN Supplement.

         This Note is issued under, and is subject to, the terms and conditions of the Indenture to which, as amended and supplemented from time to time, this Series 1999-VFN Holder by virtue of the acceptance hereof is bound.

         The Issuer has entered into the Indenture and the Note has been (or will be) issued with the intention that the Note will qualify under applicable tax law as indebtedness. Each Series 1999-VFN Holder, by the acceptance of its Note, agrees to treat the Notes as indebtedness for all Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measures by income.

         This Note evidences the Funded Amount (as defined in the Series 1999-VFN Series Supplement) made by the Series 1999-VFN Holder hereof that is from time to time outstanding. The Series 1999-VFN Holder hereof shall and is hereby authorized to record on the grid attached to this Note (or at such holder's option, in its internal books and records) the date and amount of each Incremental Funding made by it, the amount of each repayment of the principal amount represented by this Note and any reductions to the Maximum Funded Amount of this Note made pursuant to the Note Purchase Agreement; provided, however, that failure to make any such recordation on the grid or records or any error in the grid or records shall not adversely affect the Series 1999-VFN Holder's rights with respect to its interest in the assets of the Issuer and its right to receive Monthly Interest in respect of the outstanding principal amount of all Incremental Fundings made by the purchasers.

         Unless the Certificate of Authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof or be valid for any purpose.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any jurisdiction's conflict of laws provisions).

         IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                    WORLD OMNI MASTER OWNER TRUST by
                                    Chase Manhattan Bank Delaware, not
                                    in its individual capacity but
                                    solely as Owner Trustee

                                    By:
                                        --------------------------------
                                        Name:
                                        Title:


Dated:


                        INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes designated above and described and referred to in the within-mentioned Indenture and Series Supplement.

                                    HARRIS TRUST AND SAVINGS BANK,
                                    not in its individual capacity but solely as Indenture Trustee


                                    By:
                                       --------------------------------
                                              Authorized Officer

                                   ASSIGNMENT

Social Security or other identifying number of assignee




         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
                      -------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:

Signature Guaranteed:

                       INCREMENTAL FUNDINGS AND REPAYMENTS

                                   Incremental                       Outstanding Principal                                Date of
          Amount Repaid            Principal Balance                 Funded Amount                      Maximum           Funding
          -------------            -----------------                 -------------                      -------           -------

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

                                                                       EXHIBIT B

                           WORLD OMNI FINANCIAL CORP.
                          WORLD OMNI MASTER OWNER TRUST
                                 SERIES 1999-VFN
                     FORM OF MONTHLY PAYMENT DATE STATEMENT

                                                                       EXHIBIT C

                        Series 1999-VFN Accounts

       Reserve Fund for the World Omni Master Owner Trust a/c #

       Principal Funding Account for World Omni Master Owner Trust a/c #



                                       C-1